Exhibit 24(b)(10)

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated April 7, 2010 with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.) and the financial statements of John Hancock Life Insurance Company (U.S.A.) Separate Account H, which are contained in the Statement of Additional Information in Pre-Effective Amendment No. 1 in the Registration Statement (Form N-4 No. 333-167019) and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account H.


                                        /s/ Ernst & Young LLP

Boston, Massachusetts
July 28, 2010